UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 24, 2010

FIRST MARINER BANCORP
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 12, 2010, First Mariner Bancorp (the “Company”) received a letter from The NASDAQ  Stock Market informing the Company that NASDAQ’s rules have been modified to make it easier for the Company to qualify for an additional 180 “grace” period (until August 21, 2011) to regain compliance with NASDAQ’s minimum bid requirement. The rule change reduced, to $1 million, the minimum Market Value of Publically Held Shares that a listed company must have to be eligible for the additional grace period. Prior to this rule change, to have been eligible for the additional grace period, the Market Value of Publicly Held Shares would have had to be either $15 million or $5 million depending on net income in recent fiscal years.  This Amendment No. 1 to the Company’s Form 8-K originally filed on August 27, 2010 reflects the changes to NASDAQ’s rules.

Item 3.01.           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described in the Explanatory Note above, on November 12, 2010, First Mariner Bancorp received a letter from The NASDAQ Stock Market providing notice that modified the effect of The NASADAQ’ Stock Market’s August 24, 2010 letter to the Company.

On August 24, 2010, the Company received a letter from The NASDAQ Stock Market notifying  the Company that, for 30 consecutive business days, the Company’s common stock had not maintained a minimum bid price of $1.00 per share as required for continued inclusion on The NASDAQ Global Market by Listing Rule 5450(a)(1). This notification has no effect on the listing of the Company’s securities at this time.

NASDAQ has provided the Company 180 calendar days, or until February 22, 2011, to regain compliance with Listing Rule 5450(a)(1). If, at any time before February 22, 2011, the bid price of the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with Listing Rule 5450(a)(1) and the Company’s shares will continue to trade on The NASDAQ Global Market.  If the Company determines  that it will  not meet the minimum bid requirement by February 22, 2011 but would otherwise meet all NASDAQ Capital Market initial inclusion requirements except bid price, and the Company meets The NASDAQ Capital Market’s $1 million continued listing requirement with respect to the Market Value of Publicly Held Shares (as that term is defined by NASDAQ rules), the Company could apply to be listed on The NASDAQ Capital Market and would have 180 additional days (through August 21, 2011) to regain compliance with the $1.00 minimum bid price requirement, which the Company would regain if the bid price of the Company’s common stock closes at $1.00 per share or higher for a minimum of 10 consecutive business days.  If, by February 22, 2011, the Company is not eligible for the 180 additional day period within which to regain compliance, or, if it is eligible for this additional period, but, by August 21, 2011,  the Company does not regain compliance with the minimum closing bid price requirement, NASDAQ will provide written notice that the Company’s securities will be delisted from The NASDAQ Capital Market. At such time, the Company would be entitled to appeal the delisting determination to a NASDAQ Listing Qualifications Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: November 18, 2010	By:	/s/ Mark A. Keidel
Mark A. Keidel
President and Chief Operating Officer